Exhibit 10.5

SECURITY AGREEMENT

This SECURITY AGREEMENT, dated as of July 6, 2021 (this “Security Agreement” or this “Agreement”), is made by and between EnderbyWorks, LLC (“Debtor”), whose principal place of business is 561 Indiana Court, Los Angeles, CA 90291, in favor of Currencyworks USA, Inc., whose principal place of business is 561 Indiana Court, Los Angeles, CA 90291 (“Secured Party”).

WITNESSETH:

WHEREAS, Secured Party is a Member of Debtor and has agreed to loan Debtor $3,000,000 (the “Advance”) pursuant to a Secured Promissory Note in principal amount of the Advance (the “Promissory Note”);

WHEREAS, Debtor and 92 Films, LLC (“92 Films”) has or shall enter into an exclusive Distribution License Agreement (the “Distribution Agreement”) with respect to the film currently titled Zero Contact (the “Picture”).

WHEREAS, Secured Party is willing to make the Advance but only upon the condition, among others, that (a) Debtor shall have executed and delivered to Secured Party, for its benefit, this Security Agreement, and (b) 92 Films and Debtor shall have entered into the Distribution Agreement, and Debtor shall have delivered to Secured Party an executed copy of the Distribution Agreement.

NOW, THEREFORE, in consideration of the premises and of the mutual covenants herein contained and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

1. Defined Terms. Unless otherwise defined herein, terms defined in the Note are used herein as therein defined, and the following terms shall have the following meanings (such meanings being equally applicable to both the singular and plural forms of the terms defined):

“Collateral” shall mean all have the meaning assigned to such term in Exhibit A to this Security Agreement.

“Event of Default” shall have the meaning set forth in Section 7 of this Security Agreement.

“Person” shall mean any entity, corporation, company, association, partnership, joint venture, joint stock company, unincorporated organization, trust, individual (including personal and authorized representatives, executors and heirs of a deceased individual), nation, state, government (including governmental agencies, departments, bureaus, boards, divisions and instrumentalities thereof), trustee, receiver or liquidator.

“Proceeds” shall mean “proceeds,” as such term is defined in section 9-306(1) of the UCC and, in any event, shall include, without limitation, (i) any and all proceeds of any insurance, indemnity, warranty or guaranty payable to Debtor from time to time with respect to any of the Collateral, (ii) any and all payments (in any form whatsoever) made or due and payable to Debtor (or any affiliate or agent) from time to time in connection with any requisition, confiscation, condemnation, seizure or forfeiture of all or any part of the Collateral by any governmental body, authority, bureau or agency (or any person acting under color of governmental authority), (iii) any claim of Debtor against third parties (A) for past, present or future infringement of any Patent or Patent License or (B) for past, present or future infringement or dilution of any Trademark or Trademark License or for injury to the goodwill associated with any Trademark, Trademark registration or Trademark licensed under any Trademark License, and (iv) any and all other amounts from time to time paid or payable under or in connection with any of the Collateral.

“Secured Obligations” shall mean all of Debtor’s obligations hereunder and under the Promissory Note including without limitation to pay (i) all of the unpaid principal amount of, and the Premium and accrued interest on, the Note, and (ii) all other fees owing by Debtor, whether created under, arising out of or in connection with the Note, this Security Agreement or any other agreement entered into between Debtor and Secured Party.

“Security Interest” shall have the meaning set forth in Section 2 of this Security Agreement.

“UCC” shall mean the Uniform Commercial Code as the same may, from time to time, be in effect in the State of California; provided, however, in the event that, by reason of mandatory provisions of law, any or all of the attachment, perfection or priority of Secured Party’s security interest in any Collateral is governed by the Uniform Commercial Code as in effect in a jurisdiction other than the State of California, the term “UCC” shall mean the Uniform Commercial Code as in effect in such other jurisdiction for purposes of the provisions hereof relating to such attachment, perfection or priority and for purposes of definitions related to such provisions.

2. Grant of Security Interest. As collateral security for the prompt and complete payment and performance when due (whether at stated maturity, by acceleration or otherwise) of all the Secured Obligations and to induce Secured Party to enter into the Note and to make the Advance in accordance with the terms thereof, Debtor hereby assigns, conveys, mortgages, pledges, hypothecates and transfers to Secured Party, for its benefit, and hereby grants to Secured Party, for its benefit, a security interest, and lien (collectively, the “Security Interest”) in and to all of Debtor’s assets, including without limitation all of Debtor’s right, title and interest in, to and under the Collateral, wherever located, whether now in existence or hereafter created, and whether now owned or hereafter acquired.

3. Representations and Warranties. Debtor hereby represents and warrants that:

(a) Debtor is, or will be within five (5) days of execution of this Security Agreement, a limited liability company, duly organized or incorporated and validly existing and in good standing under the laws of Delaware, and Debtor has the full power, authority and legal right, and all requisite governmental licenses, permits and franchises, to own the Collateral and grant the Security Interest.

(b) Except for the Security Interest granted to Secured Party pursuant to this Security Agreement, Debtor is the sole owner of each item of the Collateral in which it purports to grant a security interest hereunder, having good and marketable title thereto, free and clear of any and all liens.

(c) No security agreement, financing statement, equivalent security or lien instrument or continuation statement covering all or any part of the Collateral is on file or of record in any public office, except such as may have been filed by Debtor in favor of Secured Party, pursuant to this Security Agreement.

(d) Upon the filing of a financing statement in the State of California, this Security Agreement is effective to create a valid and continuing first priority lien on and first priority perfected security interest in the Collateral, and is enforceable as such as against creditors of and purchasers from Debtor. All action necessary or desirable to protect and perfect such security interest in each item of the Collateral has been or will be duly taken.

(e) Debtor’s principal place of business and the place where its records concerning the Collateral are kept is located at the address of Debtor set forth above, and Debtor will not change such principal place of business or remove such records unless it has taken such action as is necessary to cause the Security Interest of Secured Party in the Collateral to continue to be perfected. Debtor will not change its principal place of business or the place where its records concerning the Collateral is kept without giving 30 days’ prior written notice thereof to Secured Party.

(f) Debtor hereby represents and warrants to Lender that (a) there is no litigation, action or proceeding either pending or threatened, against Debtor, and no facts currently exist which is likely to result in any litigation, action or proceeding before any court or administrative agency, or before any arbitrator, (b) Debtor is not in violation of any law and is not the subject of any investigation by a governmental agency, and (c) entering into, and performing Debtor’s obligations under this Agreement, does not and will not violate or conflict with any provision of law, any provision of Debtor’s formation documents, including, without limitation, Debtor’s articles of organization and operating agreement, or result in a breach of, or constitute a default under, any agreement, indenture, or other instrument to which Debtor is a party or by which Debtor may be bound.

4. Covenants. Debtor covenants and agrees with Secured Party that from and after the date of this Security Agreement and until the Secured Obligations are fully satisfied:

(a) Financing Statements and Further Documentation. Debtor, as debtor of record with respect to that certain UCC Financing Statement (the “Financing Statement”), hereby authenticates the Financing Statement, and Debtor hereby authorizes the filing of the Financing Statement in the applicable filing office, and in such other offices in such other jurisdictions as Secured Party deems to be appropriate in order to perfect the Security Interest. At any time and from time to time, upon the receipt of written request of Secured Party, Debtor will promptly and duly execute and deliver any and all such further instruments and documents consistent herewith and take such further action as Secured Party may reasonably deem desirable to obtain the full benefits of this Security Agreement and of the rights and powers herein granted, including, without limitation, using its reasonable efforts to secure all consents and approvals necessary or appropriate for the assignment to Secured Party, of any License or Contract entered into by Debtor or in which Debtor has any rights not heretofore assigned, the filing of any financing or continuation statements under the UCC with respect to the liens and security interests granted hereby, transferring Collateral to Secured Party’s possession (if a security interest in such Collateral can be perfected by possession), placing the interest of Secured Party as lienholder on the certificate of title of any vehicle and using its reasonable efforts to obtain waivers of liens from landlords and mortgagees. Debtor also hereby authorizes Secured Party to file any such financing or continuation statement without the signature of Debtor to the extent permitted by applicable law, and will provide copies of the same to Debtor.

(b) Maintenance of Records. Debtor will keep and maintain at its own cost and expense satisfactory and complete records of the Collateral, including, without limitation, a record of all payments received and all credits granted with respect to the Collateral and all other dealings with the Collateral. Debtor will mark its books and records pertaining to the Collateral to evidence this Security Agreement and the security interests granted hereby.

(c) Compliance with Laws, etc. Debtor will comply, in all material respects, with all acts, rules, regulations, orders, decrees and directions of any governmental authority, applicable to the Collateral or any part thereof or to the operation of Debtor’s business; provided, however, that Debtor may contest any act, regulation, order, decree or direction in any reasonable manner which shall not in the sole opinion of Secured Party, adversely affect Secured Party’s rights hereunder or adversely affect the first priority of its security interest in the Collateral.

(d) Payment of Obligations. Debtor will pay promptly when due all charges imposed upon the Collateral or in respect of its income or profits therefrom and all claims of any kind (including, without limitation, claims for labor, material and supplies, all residuals, profit participations, taxes and assessments of every kind).

(e) Compliance with Terms of Accounts, etc. In all material respects, Debtor will perform and comply with all obligations in respect of Accounts Receivable, Chattel Paper, Contracts and Licenses and all other agreements to which it is a party or by which it is bound.

(f) Limitation on Liens on Collateral. Debtor will not create, permit or suffer to exist, and will defend the Collateral against and take such other action as is reasonably necessary to remove, any Lien on the Collateral, and will defend the right, title and interest of Secured Party in and to any of Debtor’s rights under the Chattel Paper, Contracts, Documents, Intangible Assets and Instruments and to the Equipment and Inventory and in and to the Proceeds thereof against the claims and demands of all Persons whomsoever.

(g) Limitations on Disposition. Debtor will not sell, lease, transfer or otherwise dispose of any of the Collateral, or attempt or contract to do so except in the ordinary course of business.

(h) Continuous Perfection. Debtor will not change its name, identity or corporate structure in any manner which might make any financing or continuation statement filed in connection herewith seriously misleading within the meaning of section 9-402(7) of the UCC (or any other then applicable provision of the UCC) unless Debtor shall have given Secured Party at least 30 days’ prior written notice thereof and shall have taken all action (or made arrangements to take such action substantially simultaneously with such change if it is impossible to take such action in advance) reasonably necessary or reasonably requested by Secured Party to amend such financing statement or continuation statement so that it is not seriously misleading.

(i) Indemnification. In any suit, proceeding or action brought by Secured Party relating to the Collateral, Debtor will save, indemnify and keep Secured Party harmless from and against all expense, loss or damage suffered by reason of any defense, setoff, counterclaim, recoupment or reduction of liability whatsoever of the obligor thereunder, arising out of an uncured material breach by Debtor of any obligation thereunder or arising out of any other agreement, indebtedness or liability at any time owing to, or in favor of, such obligor or its successors from Debtor, and all such obligations of Debtor shall be and remain enforceable against and only against Debtor and shall not be enforceable against Secured Party.

5. Secured Party’s Appointment as Attorney-in-Fact; Release of Lien; Non-Disturbance.

(a) Debtor hereby irrevocably constitutes and appoints Secured Party and any officer or agent thereof, with full power of substitution, as its true and lawful attorney-in-fact with full irrevocable power and authority in the place and stead of Debtor and in the name of Debtor or in its own name, from time to time in Secured Party’s discretion, solely for the purpose of carrying out the terms of this Security Agreement, to take any and all appropriate action and to execute and deliver any and all documents and instruments consistent herewith, which may be reasonably necessary or desirable to accomplish the purposes of this Security Agreement and, without limiting the generality of the foregoing, hereby gives Secured Party the power and right, on behalf of Debtor:

(i) to ask, demand, collect, receive and give acquittances and receipts for any and all moneys due and to become due under any Collateral and, in the name of Debtor or its own name or otherwise, to take possession of and endorse and collect any checks, drafts, notes, acceptances or other Instruments for the payment of moneys due under any Collateral and to file any claim or to take any other action or proceeding in any court of law or equity or otherwise deemed reasonably appropriate by Secured Party for the purpose of collecting any and all such moneys due under any Collateral whenever payable and to file any claim or to take any other action or proceeding in any court of law or equity or otherwise deemed reasonably appropriate by Secured Party for the purpose of collecting any and all such moneys due under any Collateral whenever payable;

(ii) to pay or discharge taxes, liens, security interests or other encumbrances levied or placed on or threatened against the Collateral, to effect any repairs or any insurance called for by the terms of this Security Agreement and to pay all or any part of the premiums therefor and the costs thereof; and

(iii) (A) to direct any party liable for any payment under any of the Collateral to make payment of any and all moneys due, and to become due thereunder, directly to Secured Party or as Secured Party shall direct; (B) to receive payment of and receipt for any and all moneys, claims and other amounts due, and to become due at any time, in respect of or arising out of any Collateral; (C) to sign and indorse any invoices, freight or express bills, bills of lading, storage or warehouse receipts, drafts against debtors, assignments, verifications and notices in connection with accounts and other Documents constituting or relating to the Collateral; (D) to commence and prosecute any suits, actions or proceedings at law or in equity in any court of competent jurisdiction to collect the Collateral or any part thereof and to enforce any other right in respect of the Collateral; (E) to defend any suit, action or proceeding brought against Debtor with respect to the Collateral; (F) to settle, compromise or adjust any suit, action or proceeding described above and, in connection therewith, to give such discharges or releases as Secured Party may deem appropriate; (G) to license or, to the extent permitted by an applicable license, sublicense, whether general, special or otherwise, and whether on an exclusive or non-exclusive basis, any copyright and/or distribution rights pertaining to the Collateral, throughout the world for such term or terms, on such conditions, and in such manner, as Secured Party shall in its sole discretion determine; and (H) generally to sell, transfer, pledge, make any agreement with respect to or otherwise deal with any of the Collateral as fully and completely as though Secured Party were the absolute owner thereof for all purposes, and to do, at Secured Party’s option and Debtor’s expense, at any time, or from time to time, all acts and things which Secured Party reasonably deems necessary to protect, preserve or realize upon the Collateral and Secured Party’s Lien therein, in order to effect the intent of this Security Agreement, all as fully and effectively as Debtor might do.

(b) Secured Party agrees that, except upon the occurrence and during the continuation of an Event of Default, it will not exercise the power of attorney or any rights granted to Secured Party pursuant to this Section 5. Debtor hereby ratifies, to the extent permitted by law, all that said attorneys shall lawfully do or cause to be done by virtue hereof. The power of attorney granted pursuant to this Section 5 is a power coupled with an interest and shall be irrevocable until the Secured Obligations are indefeasibly paid in full.

(c) The powers conferred on Secured Party hereunder are solely to protect Secured Party’s interests in the Collateral and shall not impose any duty upon it to exercise any such powers. Secured Party shall be accountable only for amounts that it actually receives as a result of the exercise of such powers and neither it nor any of its officers, directors, employees or agents shall be responsible to Debtor for any act or failure to act, except for its own gross negligence or willful misconduct.

(d) Debtor also authorizes Secured Party, at any time and from time to time upon the occurrence and during the continuation of an Event of Default, (i) to communicate in its own name with any party to any Contract with regard to the assignment of the right, title and interest of Debtor in and under the Contracts hereunder and other matters relating thereto and (ii) to execute, in connection with the sale provided for in Section 8 hereof, any endorsements, assignments or other instruments of conveyance or transfer with respect to the Collateral.

(e) Notwithstanding the foregoing, upon (i) repayment of the Advance and any other amounts outstanding under the Note, and (ii) Debtor’s written request, then Lender will immediately file appropriate UCC Termination Statements.

6. Performance by Secured Party of Debtor’s Obligation. If Debtor fails to perform or comply with any of its agreements contained herein within the allotted cure period and Secured Party, as provided for by the terms of this Security Agreement, shall itself perform or comply, or otherwise cause performance or compliance, with such agreement, the reasonable, out-of-pocket, actual and verifiable expenses of Secured Party incurred in connection with such performance or compliance, including, but not limited to, outside attorney’s fees, together with interest thereon at the rate then in effect in respect of the Loans, shall be payable by Debtor to Secured Party on receipt of written demand and shall constitute Secured Obligations secured hereby.

7. Events of Default. The following conditions or events shall constitute an Event of Default:

(a) An uncured default under the Note;

(b) Any representation or warranty which materially adversely affects the rights of Secured Party in connection with this Agreement or the Note shall be false in any material respect on the date as of which made not otherwise cured within 10 days; or

(c) (i) A court having jurisdiction in the premises shall enter a decree or order for relief in respect of Debtor in an involuntary case under any applicable bankruptcy, insolvency or any other similar law now or hereafter in effect, which decree or order is not stayed within thirty (30) days; or any other similar relief shall be granted under any applicable federal or state law and such order is not dismissed or discharged within thirty (30) days; or

(ii) An involuntary case shall be commenced against Debtor under any applicable bankruptcy, insolvency or similar law now or hereafter in effect; or a decree or order of any court having jurisdiction in the premises for the appointment of a receiver, liquidator, sequestrator, trustee, custodian or other officer having similar powers over Debtor or over all or over a substantial part of its property, shall have been entered; or there shall have been an involuntary appointment of an interim receiver, trustee or other custodian of Debtor for all or a substantial part of its property; or there shall have been issued a warrant of attachment, execution or similar process against any substantial part of the property of Debtor and any such event in this clause (ii) shall have continued for 30 days unless dismissed, bonded or discharged; or

(d) Debtor shall have an order for relief entered with respect to it or commence a voluntary case under any applicable bankruptcy, insolvency or other similar law now or hereafter in effect, or shall consent to the entry of an order for relief in an involuntary case, or to the conversion of an involuntary case to a voluntary case, under any such law, or shall consent to the appointment of or taking possession by a receiver or other custodian for all or a substantial part of its property; or Debtor shall make any assignment for the benefit of creditors; or Debtor shall fail or be unable or shall admit in writing its inability to pay its debts as such debts become due; or the Managing Directors of Debtor (or any committee thereof) shall adopt any resolution or otherwise authorize any action to approve any of the foregoing; or

(e) Debtor shall be dissolved or shall file a petition for dissolution, unless Debtor’s successor executes and delivers to Secured Party a security agreement substantially similar in all respects to this Agreement.

8. Remedies, Rights Upon an Event of Default.

(a) If any Event of Default shall occur and be continuing, Secured Party may exercise in addition to all other rights and remedies granted to it in this Security Agreement and in any other instrument or agreement securing, evidencing or relating to the Secured Obligations, all rights and remedies of a secured party under the UCC. Without limiting the generality of the foregoing, Debtor expressly agrees that in any such event Secured Party, without demand of performance or other demand, advertisement or notice of any kind (except the notice specified below of time and place of public or private sale) to or upon Debtor or any other person (all and each of which demands, advertisements and/or notices are hereby expressly waived to the maximum extent permitted by the UCC and other applicable law), may forthwith collect, receive, appropriate and realize upon the Collateral, or any part thereof, and/or may forthwith sell, lease, assign, give an option or options to purchase, or sell or otherwise dispose of and deliver said Collateral (or contract to do so), or any part thereof, in one or more parcels at public or private sale or sales, at any exchange or broker’s board or at any of Secured Party’s offices or elsewhere at such prices as it may deem best, for cash or on credit or for future delivery without assumption of any credit risk. Secured Party shall have the right upon any such public sale or sales, and, to the extent permitted by law, upon any such private sale or sales, to purchase the whole or any part of said Collateral so sold, free of any right or equity of redemption, which equity of redemption Debtor hereby releases. Debtor further agrees, at Secured Party’s written request, to assemble the Collateral and make it available to Secured Party at places which Secured Party shall reasonably select, whether at Debtor’s premises or elsewhere. Secured Party shall apply the net proceeds of any such collection, recovery, receipt, appropriation, realization or sale, as provided in Section 8(d) hereof, Debtor remaining liable for any deficiency remaining unpaid after such application, and only after so paying over such net proceeds and after the payment by Secured Party of any other amount required by any provision of law, including Section 9-504(1)(c) of the UCC, need Secured Party account for the surplus, if any, to Debtor. To the maximum extent permitted by applicable law, Debtor waives all claims, damages, and demands against Secured Party arising out of the repossession, retention or sale of the Collateral except such as arise out of the willful misconduct of Secured Party. Debtor agrees that Secured Party need not give more than 10 days’ notice (which notification shall be deemed given when mailed or delivered on an overnight basis, postage prepaid, or emailed, addressed to Debtor at its address referred to in Section 11 hereof) of the time and place of any public sale or of the time after which a private sale may take place and that such notice is reasonable notification of such matters. Debtor shall remain liable for any deficiency if the proceeds of any sale or disposition of the Collateral are insufficient to pay all amounts to which Secured Party, for its benefit, is entitled, Debtor also being liable for the fees of any attorneys employed by Secured Party to collect such deficiency.

(b) Debtor also agrees to pay all actual, verifiable, out-of-pocket third-party reasonable costs of Secured Party, including, without limitation, reasonable outside attorneys’ fees, incurred in connection with the enforcement of any of its rights and remedies hereunder.

(c) Debtor hereby waives presentment, demand, protest or any notice (to the maximum extent permitted by applicable law) of any kind in connection with this Security Agreement or any Collateral.

(d) The Proceeds of any sale, disposition or other realization upon all or any part of the Collateral shall be distributed by Secured Party in the following order of priorities:

first, to Secured Party in an amount sufficient to pay in full the actual, verifiable, out-of-pocket third-party reasonable expenses of Secured Party in connection with such sale, disposition or other realization, including all expenses, liabilities and advances incurred or made by Secured Party in connection therewith, including, without limitation, reasonable attorney’s fees;

second, to Secured Party in an amount equal to the then unpaid accrued interest on the Note;

third, to Secured Party in an amount equal to the then unpaid principal on the Note; and

fourth, to Debtor, all remaining amounts.

9. Limitation on Secured Party’s Duty in Respect of Collateral. Secured Party shall use reasonable care with respect to the Collateral in its possession or under its control. Secured Party shall not have any other duty as to any Collateral in its possession or control or in the possession or control of any agent or nominee of it or any income thereon or as to the preservation of rights against prior parties or any other rights pertaining thereto. Upon request of Debtor, Secured Party shall account for any moneys received by it in respect of any foreclosure on or disposition of the Collateral.

10. Reinstatement. This Agreement shall remain in full force and effect and continue to be effective should any petition be filed by or against Debtor for liquidation or reorganization, should Debtor become insolvent or make an assignment for the benefit of creditors or should a receiver or trustee be appointed for all or any significant part of Debtor’s assets, and shall continue to be effective or be reinstated, as the case may be, if at any time payment and performance of the Secured Obligations, or any part thereof, is, pursuant to applicable law, rescinded or reduced in amount, or must otherwise be restored or returned by any obligee of the Secured Obligations, whether as a “voidable preference”, “fraudulent conveyance”, or otherwise, all as though such payment or performance had not been made. In the event that any payment, or any part thereof, is rescinded, reduced, restored or returned, the Secured Obligations shall be reinstated and deemed reduced only by such amount paid and not so rescinded, reduced, restored or returned.

11. Notices. Except as otherwise provided herein, whenever it is provided herein that any notice, demand, request, consent, approval, declaration or other communication shall or may be given to or served upon any of the parties by any other party, or whenever any of the parties desires to give or serve upon any other communication with respect to this Security Agreement, each such notice, demand, request, consent, approval, declaration or other communication shall be in writing and shall be delivered in person with receipt acknowledged, or emailed or certified mail, return receipt requested, postage prepaid, addressed as hereafter set forth, or mailed by registered or certified mail, return receipt requested, postage prepaid.

The giving of any notice required hereunder may be waived in writing by the party entitled to receive such notice. Every notice, demand, request, consent, approval, declaration or other communication hereunder shall be deemed to have been duly given or served on the date on which personally delivered, with receipt acknowledged, or the date of the email or telecopy transmission, or 3 business days after the same shall have been deposited in the United States mail. Failure or delay in delivering copies of any notice, demand, request, consent, approval, declaration or other communication to the persons designated above to receive copies shall in no way adversely affect the effectiveness of such notice, demand, request, consent, approval, declaration or other communication.

12. Severability. Any provision of this Security Agreement which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

13. No Waiver; Cumulative Remedies. Secured Party shall not by any act, delay, omission or otherwise be deemed to have waived any of its rights or remedies hereunder, and no waiver shall be valid unless in writing, signed by Secured Party and then only to the extent therein set forth. A waiver by Secured Party of any right or remedy hereunder on any one occasion shall not be construed as a bar to any right or remedy which Secured Party would otherwise have had on any future occasion. No failure to exercise nor any delay in exercising on the part of Secured Party, any right, power or privilege hereunder, shall operate as a waiver thereof, nor shall any single or partial exercise of any right, power or privilege hereunder preclude any other or future exercise thereof or the exercise of any other right, power or privilege. The rights and remedies hereunder provided are cumulative and may be exercised singly or concurrently, and are not exclusive of any rights and remedies provided by law. None of the terms or provisions of this Security Agreement may be waived, altered, modified or amended except by an instrument in writing, duly executed by Secured Party and Debtor.

14. Successor and Assigns. This Security Agreement and all obligations of Debtor hereunder shall be binding upon the successors and assigns of Debtor, and shall, together with the rights and remedies of Secured Party hereunder, inure to the benefit of Secured Party, and all future holders of instruments or agreements evidencing the Secured Obligations and their respective successors and assigns. No sales of participation, other sales, assignments, transfers or other dispositions of any agreement governing or instrument evidencing the Secured Obligations or any portion thereof or interest therein shall in any manner affect the security interest granted to Secured Party hereunder.

15. GOVERNING LAW. EXCEPT AS OTHERWISE EXPRESSLY PROVIDED IN ANY OF THE LOAN DOCUMENTS, IN ALL RESPECTS, INCLUDING ALL MATTERS OF CONSTRUCTION, VALIDITY AND PERFORMANCE, THIS SECURITY AGREEMENT AND THE OBLIGATIONS ARISING HEREUNDER SHALL BE GOVERNED BY, AND CONSTRUED AND ENFORCED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF CALIFORNIA APPLICABLE TO CONTRACTS MADE AND PERFORMED IN SUCH STATE, WITHOUT REGARD TO THE PRINCIPLES THEREOF REGARDING CONFLICT OF LAWS, AND ANY APPLICABLE LAWS OF THE UNITED STATES OF AMERICA. EACH OF SECURED PARTY AND DEBTOR AGREE TO SUBMIT TO PERSONAL JURISDICTION AND TO WAIVE ANY OBJECTION AS TO VENUE IN THE COUNTY OF LOS ANGELES, STATE OF CALIFORNIA. DEBTOR HEREBY IRREVOCABLY APPOINTS CT CORPORATION SYSTEM AS DEBTOR’S AGENT FOR THE PURPOSE OF ACCEPTING THE SERVICE OF ANY PROCESS WITHIN THE STATE OF CALIFORNIA. DEBTOR AGREES NOTHING HEREIN SHALL PRECLUDE SECURED PARTY OR DEBTOR FROM BRINGING SUIT OR TAKING OTHER LEGAL ACTION IN ANY OTHER JURISDICTION.

16. Conflict of Terms. Except as otherwise explicitly provided in this Security Agreement, a conflict or inconsistency, if any, between the terms and provisions of this Security Agreement and the terms and provisions of the Note shall be controlled by the terms and provisions of the Note to the extent of such conflict or inconsistency.

17. Indemnification. Debtor agrees to pay, and to save Secured Party harmless from, any and all liabilities with respect to, or resulting from any delay in paying, any and all excise, sales or other similar taxes which may be payable or determined to be payable with respect to any of the Collateral or in connection with any of the transactions contemplated by this Security Agreement.

18. ARBITRATION AND JURISDICTION. This Agreement shall be interpreted in accordance with the laws of the State of California, applicable to agreements executed and to be wholly performed therein. any controversy or claim arising out of or in relation to this Agreement or the validity, construction or performance of this Agreement, or the breach thereof, shall be resolved by arbitration in accordance with the rules and procedures of JAMS, as said rules may amended from time to time with rights of discovery if requested by the arbitrator. Such rules and procedures are incorporated and made a part of this Agreement by reference. If JAMS shall refuse to accept jurisdiction of such dispute, then the parties agree to arbitrate such matter before and in accordance with the rules of the American Arbitration Association under its jurisdiction in Los Angeles before a single arbitrator familiar with entertainment law. The parties shall have the right to engage in pre-hearing discovery in connection with such arbitration proceedings. The parties agree hereto that they will abide by and perform any award rendered in any arbitration conducted pursuant hereto, that any court having jurisdiction thereof may issue a judgment based upon such award and that the prevailing party in such arbitration and/or confirmation proceeding shall be entitled to recover its reasonable attorney’s fees and expenses. The arbitration will be held in Los Angeles and any award shall be final, binding and non-appealable. The parties agree to accept service of process in accordance with the JAMS Rules.

19. MUTUAL WAIVER OF JURY TRIAL. TO THE EXTENT SECTION 18 IS INAPPLICABLE BECAUSE DISPUTES ARISING IN CONNECTION WITH COMPLEX FINANCIAL TRANSACTIONS ARE MOST QUICKLY AND ECONOMICALLY RESOLVED BY AN EXPERIENCED AND EXPERT PERSON AND THE PARTIES WISH APPLICABLE STATE AND FEDERAL LAWS TO APPLY (RATHER THAN ARBITRATION RULES), THE PARTIES DESIRE THAT THEIR DISPUTES BE RESOLVED BY A JUDGE APPLYING SUCH APPLICABLE LAWS. THEREFORE, TO ACHIEVE THE BEST COMBINATION OF THE BENEFITS OF THE JUDICIAL SYSTEM AND OF ARBITRATION, THE PARTIES HERETO WAIVE ALL RIGHT TO TRIAL BY JURY IN ANY ACTION, SUIT OR PROCEEDING BROUGHT TO ENFORCE OR DEFEND ANY RIGHTS OR REMEDIES UNDER THIS SECURITY AGREEMENT, THE NOTE, ANY OF THE OTHER LOAN DOCUMENTS OR ANY OF THE OTHER AGREEMENTS.

IN WITNESS WHEREOF, each of the parties hereto has caused this Security Agreement to be executed and delivered by its duly authorized officer on the date first set forth above.

CURRENCYWORKS USA, INC.		ENDERBYWORKS, LLC.

By:	/s/ Cameron Chell	By:	/s/ Swapan Kakumanu
	Cameron Chell, Chairman		Swapan Kakumanu, Manager

EXHIBIT A

COLLATERAL

All of the right, title and interest in and to all of the assets of EnderbyWorks, LLC, and any of its currently existing or future subsidiaries (“Debtor”) wheresoever located, whether now owned or hereafter acquired and whether now existing or hereafter created (and, to the extent not yet in existence or acquired, hereby assigned and conveyed by way of present assignment of future interests), and all proceeds thereof, including without limitation all equipment, personal property (including things in action), copyrights, trademarks, patents, intellectual property, documents, goods, inventory, investment property, letter of credit rights, supporting obligations, accounts receivable, deposit accounts, contract rights and general intangibles, chattel paper, negotiable instruments and other negotiable collateral and all other personal property of Debtor (the “Collateral”). The Collateral shall include, but not be limited to, all right, title and interest in and to the following, whether or not evidenced in writing, and whether now in existence of hereafter acquired:

1.	The Distribution License Agreement entered into between Debtor and 92 Films, LLC (the “Zero Contact Distribution License”), related to the motion picture currently entitled “Zero Contact,” (the “Picture”), and the proceeds thereof.

2.	All agreements and understandings relating to the Picture or the exploitation of Debtor’s rights in the Picture and the proceeds thereof.

3.	Any other distribution, license or other agreement entered into between Debtor and any other party, with respect to any other motion picture or entertainment production, including, but not limited to, theatrical, non-theatrical, television (including, without limitation, free, pay, pay per view, terrestrial, satellite, cable and near video on demand), home video or other home viewing technology now known or hereafter devised (including without limitation cassette, videodisc, DVD, HD DVD and Blu Ray), video on demand, online/internet, digital streaming, download to own, interactive, ships, airlines, hotels, clips, mobile (e.g., cell phones), merchandising (including, without limitation, interactive games and devices, electronically read, digitized, interactive and computer-based or computer-assisted systems, devices and services), live stage, derivative works (e.g., remakes and/or sequels in any media including episodic series, mini-series and MOWs), novelization, comic book, music, music publishing, theme park rights, commercial tie-ins, screenplay publishing and any and all allied and ancillary rights, and the right to advertise, publicize and promote any of the foregoing in any and all media, and the proceeds thereof.

4.	Any other agreements entered into between Debtor or its subsidiaries, and any other party.

5.	All machinery, electrical and electronic components, equipment, fixtures, furniture, office machinery, vehicles, trailers, implements and other tangible personal property of every kind and description now owned or hereafter acquired by Debtor (including, without limitation, all wardrobe, props, microphones, scenery, sound stages, movable, permanent or vehicular dressing rooms, sets, lighting equipment, cameras and other photographic, sound recording and editing equipment, projectors, film developing equipment and machinery) and all goods of like kind or type hereafter acquired by Debtor in substitution or replacement thereof and all additions and accessions thereto wherever any of the foregoing is located (all of the foregoing is collectively referred to as, the “Equipment”) and all rents, Proceeds and products of the Equipment, including, without limitation, the rights to insurance covering the Equipment.

6.	All cash and cash equivalents of Debtor and all drafts, checks, certificates of deposit, notes, negotiable instruments, bills of exchange and other writings which evidence a right to the payment of money and are not themselves security agreements or leases and are of a type which is in the ordinary course of business transferred by delivery with any necessary endorsement or assignment whether now owned or hereafter acquired.

7.	All of Debtor’s accounts and payment intangibles now owned and hereafter created or acquired, including without limitation all rights now owned and hereafter created or acquired to receive commissions and other payments in connection with or relating to motion pictures, and licenses, leases and distribution agreements relating to motion pictures and/or rights in motion pictures, and all rights related to all of the foregoing under collection account management agreements, payment directions, notices of assignment, intercreditor agreements, interparty agreements and any and all other agreements, documents and instruments of any kind or nature whatsoever.

8.	All general intangibles, accounts, chattel paper, commercial tort claims, deposit accounts, documents, goods, instruments, investment property, letter-of-credit rights, letters of credit, and money.

9.	Any security interest, copyright mortgage, mortgage, lien, pledge, charge, encumbrance, limitation, restriction, right, claim, license, lease, sale, purchase or assignment of any kind or nature in, to, of or upon any of the foregoing.

10.	All accessions and additions to, substitutions for, and replacements, products and Proceeds of any of the foregoing, including, without limitation, Proceeds of any insurance policies and claims against third Persons with respect to the foregoing.

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